U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

TUNEX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

0-15369
(Commission File No.)

Utah	87-0416684
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Room 3505, 35/F, Edinburgh Tower, The Landmark,
15 Queen’s Road Central, Hong Kong
(Address of principal executive offices)

556 East 2100 South
Salt Lake City, Utah 84106
(Former address of principal executive offices)

(852) 2736-2111
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 4.01. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

As approved by the Registrant’s Board of Directors, on September 20, 2006, the accounting firm of Madsen & Associates CPA’s, Inc. was engaged to take over the audit responsibilities from Wisan, Smith, Racker & Prescott, LLP; and Wisan, Smith, Racker & Prescott, LLP was dismissed on that same date.

During Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Madsen & Associates, CPA’s, Inc., Registrant (or someone on its behalf) has not consulted with, Madsen & Associates, CPA’s, Inc., or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304(a)(2) of Regulation S-B.

Since the time Wisan, Smith, Raker & Prescott, LLP began performing audit duties for Registrant and the subsequent interim period through the date of dismissal, Registrant has not had any disagreements with its former accountant, whether resolved or not resolved, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.

Registrant has provided the information required to comply with Item 304(a)(3) of Regulation S-B as an exhibit to this Form 8-K.

The Registrant provided Wisan, Smith, Racker & Prescott, LLP with a copy of this disclosure and requested that Wisan, Smith, Racker & Prescott, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Wisan, Smith, Racker & Prescott, LLP’s letter of September 20, 2006, is filed as Exhibit 16 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
Exhibit 16.	Letter to the Securities and Exchange Commission from Wisan, Smith, Racker & Prescott, LLP dated September 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNEX INTERNATIONAL, INC.

Dated: September 20, 2006	By:	/s/ Michael Woo
Michael Woo, Chief Executive Officer